UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 9, 2008
WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607

(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362

(Address Of Principal Executive Offices)	(Zip Code)
(763) 295-9202
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6 and 7 are not applicable and therefore omitted.

Item 2.02	Results Of Operations And Financial Condition.
WSI Industries, Inc. (the “Company”) issued a press release on January 9, 2008 disclosing material non-public information regarding its results of operations for the quarter ended November 25, 2007. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2008, the Board of Directors of the Company approved changes in the compensation of the Company’s directors that were recommended by the Compensation Committee. The changes approved include eliminating the director retirement plan for all board members (other than those presently or formerly serving as a board member) elected on or after January 9, 2008 and payment of an additional $1,000 annual retainer to the Compensation Committee Chair and the Audit Committee Chair. Additionally, the Board of Directors approved a discretionary grant of options to purchase 2,000 shares of the Company’s common stock to each of Thomas C. Bender and Burton F. Myers, II upon their election as directors at the Annual Meeting of Shareholders held on January 9, 2008. The options to Messrs. Bender and Myers have terms identical to the automatic grant of options under the Company’s 2005 Stock Plan (the “Plan”) to each non-employee director who is elected or re-elected to the Board of Directors at the Annual Meeting of Shareholders.
On January 9, 2008, the Board of Directors of the Company also approved recommendations of the Compensation Committee with respect to the base salaries and the grant of non-qualified stock options with tandem stock appreciation rights and restricted stock awards to the Company’s Named Executive Officers. Effective January 1, 2008, the base salary for Michael J. Pudil, the Company’s Chief Executive Officer, and Paul Sheely, the Company’s Chief Financial Officer, was set at $233,810 and $131,840, respectively. Additionally, Mr. Pudil was granted 10,000 shares of restricted stock and an option with stock appreciation rights to purchase 15,000 shares of restricted stock. Mr. Sheely was granted 2,500 shares of restricted stock and an option with stock appreciation rights to purchase 7,500 shares of restricted stock. The awards were made under the Plan. The restricted stock awards are also subject to the terms of the form of Restricted Stock Award Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2007. The stock options and tandem stock appreciation rights also are subject to the form of Non-Qualified Stock Option and Stock Appreciation Rights Agreement attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 23, 2007.
Item 8.01 Other Events.
Through the press release issued on January 9, 2008, the Company also announced that its Board of Directors has declared a dividend of $0.0375 per share of common stock payable February 6, 2008 to holders of record on January 23, 2008.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press Release issued on January 9, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Michael Pudil
Michael Pudil
President and Chief Executive Officer
Date: January 10, 2008